UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

          Date of Report (Date of earliest event reported) July 7, 2003

                                    IMP INC.
             (Exact name of registrant as specified in its charter)

   Delaware                          0-15858                      94-2722142
   --------                          -------                      ----------
State or other jurisdiction        Commission                    IRS Employer
    of incorporation               File Number             Identification Number

 2830 North First Street, San Jose, CA                               95134
 -------------------------------------                               -----
(Address of principal executive offices)                           (Zip Code)

Registrant's telephone number including area code: (408) 432-9100
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ITEM 5. OTHER EVENTS

On June 12, 2003, IMP, Inc. (the "Company") issued an aggregate of 2,135,000 shares of its common stock, representing approximately 19.5% of the Company's issued and outstanding common stock, to certain employees of the Company in lieu of an aggregate of $1,067,500 in cash compensation owed to such employees, and an aggregate of 1,047,678 shares of its common stock, representing approximately 9.5% of the Company's issued and outstanding common stock, to certain vendors in payment for products and services provided to the Company with an aggregate value of $523,839. These issuances were approved by the Company's board of directors on April 25, 2003. Of the 2,135,000 shares of common stock issued to employees, 495,000 were issued to officers and directors of the Company.

On June 12, 2003, the Company issued 1,648,111 shares of its common stock, representing approximately 13.3% of the Company's issued and outstanding common stock to Teamasia Semiconductor, Ltd. (India) upon conversion of a convertible debenture held by Teamasia. The convertible debenture was issued to Teamasia in 2001.

As of June 13, 2003, the Company had 12,451,914 shares of common stock outstanding.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 7, 2003

                                                IMP INC.

                                                By  /s/ Subbarao Pinamaneni
                                                    -----------------------
                                                    Subbarao Pinamaneni, CEO